As filed with the Securities and Exchange Commission on September 1, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Empire Petroleum Corporation*

(Exact name of registrant as specified in its charter)

Delaware	73-1238709
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 S. Utica Place, Suite 150

Tulsa, Oklahoma 74114

(539) 444-8002

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael R. Morrisett

Chief Executive Officer

Empire Petroleum Corporation

2200 S. Utica Place, Suite 150

Tulsa, Oklahoma 74114

(539) 444-8002

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin J. Poli

Porter Hedges LLP

1000 Main, 36th Floor

Houston, Texas 77002

Telephone: (713) 226-6682

Telecopy: (713) 228-1331

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

*TABLE OF ADDITIONAL REGISTRANTS

The following subsidiaries of Empire Petroleum Corporation are co-registrants under this registration statement.

Name	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Empire Louisiana LLC	Delaware	82-4176346
Empire ND Acquisition LLC	Delaware	86-2850406
Empire New Mexico LLC	Delaware	86-2836189
Empire North Dakota LLC	Delaware	83-2491513
Empire Northwest Shelf LLC	Delaware	93-3140817
Empire Texas LLC	Delaware	85-0767201
Empire EMSU LLC	Delaware	93-3193623
Empire EMSU-B LLC	Delaware	93-3193889
Empire AGU LLC	Delaware	93-3203902
Empire NM Assets LLC	Delaware	93-3204180
Empire Texas GP LLC	Texas	85-0752385
Empire Texas Operating LLC	Texas	88-1165117
Pardus Oil & Gas Operating, LP	Texas	46-0864049

The address for each of the co-registrants is c/o Empire Petroleum Corporation, 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma 74114, Telephone: (539) 444-8002.

The name and address, including zip code, of the agent for service for each of the co-registrants is Michael R. Morrisett, Chief Executive Officer, Empire Petroleum Corporation, 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma 74114. The telephone number, including area code, of the agent for service for each of the co-registrants is (539) 444-8002.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, DATED September 1, 2023

PROSPECTUS

EMPIRE PETROLEUM CORPORATION

$350,000,000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

Guarantees of Non-Convertible Debt Securities

We may offer from time to time debt securities, shares of our common stock, shares of our preferred stock, depositary shares, warrants, subscription rights, purchase contracts and units. Any non-convertible debt securities we issue under this prospectus may be guaranteed by certain of our subsidiaries.

The aggregate initial offering price of the securities that we offer will not exceed $350,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Our common stock is quoted on the NYSE American (the “NYSE American”) under the symbol “EP.” The last reported sale price of our common stock on August 30, 2023 was $8.58 per share.

We will provide the specific terms of the offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $350 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the SEC, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

i

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the Commission. The registration statement and other reports can be read at the SEC website mentioned under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

ii

EMPIRE PETROLEUM CORPORATION

As used in this prospectus, the terms “we,” “us,” “our,” the “Company” and “Empire” mean Empire Petroleum Corporation, a Delaware corporation, and its consolidated subsidiaries, unless the context indicates otherwise.

Empire Petroleum Corporation is an independent energy company that engages in unlocking value in developed assets. Empire operates the following wholly-owned subsidiaries in its areas of operations:

•	Empire New Mexico, consisting of the following entities:
o	Empire New Mexico LLC d/b/a Green Tree New Mexico
o	Empire EMSU LLC
o	Empire EMSU-B LLC
o	Empire AGU LLC
o	Empire NM Assets LLC

•	Empire Rockies, consisting of the following entities:
o	Empire North Dakota LLC
o	Empire ND Acquisition LLC
•	Empire Texas, consisting of the following entities:
o	Empire Texas LLC
o	Empire Texas Operating LLC
o	Empire Texas GP LLC
o	Pardus Oil & Gas Operating, LP (owned 1% by Empire Texas GP LLC and 99% by Empire Texas LLC)
•	Empire Louisiana LLC.

Empire was incorporated in the state of Delaware in 1985. Our mission is to increase shareholder value by building oil and natural gas reserves in strategic plays in the United States. To accomplish its mission, we plan on executing the following business strategies:

•	Cost-effectively optimize well production
•	Reduce unit operating costs and improve margins
•	Target proved developed producing acquisitions in predictable fields that have historically had low production decline and long lives
•	Focus on high-quality assets that add scale and provide synergies to our existing portfolio and core areas of operation.

Our principal executive offices are located at 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma 74114. Our telephone number is (539) 444-8002.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and in the documents we incorporate by reference herein may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (“PSLRA”), or in releases made by the SEC, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” “scheduled to,” or other similar words, or the negative of these words or other variations of these words or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in this prospectus and the documents we incorporate by reference herein. Please read “Risk Factors” beginning on page 3 of this prospectus. The risk factors and other factors noted throughout this prospectus and in the documents incorporated by reference could cause our actual results to differ materially from those contained in any forward-looking statement.

The forward-looking statements contained in this prospectus and in the documents we incorporate herein by reference are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents we incorporate herein by reference are not

1

guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described under the heading “Risk Factors” in this prospectus and elsewhere in the documents we incorporate herein by reference. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms a part of a registration statement on Form S-3 we filed with the SEC. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and our securities, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our annual, quarterly and other reports, proxy statements and other information we file with the SEC. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We maintain a website on the Internet at www.empirepetroleumcorp.com. Our filings with the SEC are available, free of charge, through our website, as soon as reasonably practicable after those filings are electronically filed with or furnished to the SEC. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website or from our website at www.empirepetroleumcorp.com. Information on or accessible from the SEC website, our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023, and portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 1, 2023, incorporated by reference therein (File No. 001-16653);
•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, filed with the SEC on May 15, 2023 and August 14, 2023, respectively (File No. 001-16653);
•	A description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on March 3, 2022 (File No. 001-16653); and
•	Our Current Reports on Form 8-K or Form 8-K/A, filed with the SEC on March 22, 2023, March 24, 2023, April 3, 2023, May 4, 2023, May 16, 2023, June 15, 2023, July 13, 2023, and August 15, 2023 (File No. 001-16653) (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, of any such Current Report on Form 8-K).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, on any Current Report on Form 8-K) after the date of this prospectus and prior to the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates documents by reference that are not delivered with this prospectus. Copies of these documents, other than the exhibits to the documents (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to Empire Petroleum Corporation, 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma 74114, Attention: Corporate Secretary, telephone number: (539) 444-8002.

2

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, and our subsequent SEC filings, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

3

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes. These purposes may include capital expenditures, repayment or refinancing of indebtedness, acquisitions and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

4

DESCRIPTION OF DEBT SECURITIES

References in this “Description of Debt Securities” section to “we,” “us” “our” or “Empire” mean Empire Petroleum Corporation and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of some general terms of the debt securities that we may offer by this prospectus and any applicable prospectus supplement. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of indentures or note purchase agreements which we will file in connection with a particular offering and will be incorporated by reference into the registration statement of which this prospectus is a part. If we issue debt securities, we will file any additional final indentures, and any supplemental indentures or officer’s certificates or note purchase agreements related to the particular series of debt securities issued, with the SEC, and you should read those documents for further information about the terms and provisions of such debt securities. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities to be described in the applicable prospectus supplement. The applicable prospectus supplement may add to, update or change the terms of such debt securities from those described below.

The debt securities sold under this prospectus will be direct obligations of Empire and, unless otherwise stated in a prospectus supplement, will not be obligations of any of our subsidiaries. Such debt obligations may be secured or unsecured and may be senior or subordinated indebtedness. Our debt securities will be issued under one or more indentures between us and a trustee or a note purchase agreement. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The statements made in this prospectus relating to any future indentures, note purchase agreements and the debt securities to be issued under the indentures or note purchase agreements are summaries of certain anticipated provisions of the indentures or note purchase agreements and are not complete.

General

We may issue debt securities that rank “senior” or “subordinated,” and which may be convertible into another security. The debt securities that we refer to as “senior” will be direct obligations of Empire and will rank equally and ratably in right of payment with our other indebtedness that is not subordinated, without giving effect to collateral arrangements. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of our senior debt, as defined in the applicable prospectus supplement. We refer to these as “subordinated” securities. We will file as an amendment to the registration statement of which this prospectus is a part  or in connection with a particular offering and will be incorporated by reference into the registration statement of which this prospectus is a part two separate forms of indenture, one for the senior securities and one for the subordinated securities.

We may issue debt securities without limit as to aggregate principal amount, in or more series, in each case as we establish in one or more supplemental indentures or note purchase agreements. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for the issuance of additional securities of that series.

We anticipate that each indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series.

The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

●	the title and series designation and whether they are senior securities or subordinated securities;

●	the aggregate principal amount of the debt securities offered and any limit on the aggregate principal amount of that series that may be authenticated and delivered;

●	the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

●	if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

●	the stated maturity date;

●	any fixed or variable interest rate or rates per annum;

●	whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series;

●	the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

●	the date from which interest may accrue and any interest payment dates and any related record dates;

●	the terms of any guarantee of the debt securities and the identity of any guarantor or guarantors of such debt securities;

5

●	any sinking fund requirements;

●	any provisions for redemption or repurchase, including the redemption or repurchase price;

●	whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;

●	whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

●	the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;

●	whether we will issue the debt securities in certificated or book-entry form;

●	whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof, or, if in bearer form, the denominations and terms and conditions relating thereto;

●	whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

●	any addition or change to the provisions relating to the defeasance or covenant defeasance provisions of, or the satisfaction and discharge of, the debt securities;

●	whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

●	the subordination provisions, if any, relating to the debt securities;

●	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

●	any restriction or condition on the transferability of debt securities;

●	any addition or change to the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

●	any addition or change to the provisions related to supplemental indentures both with and without the consent of the holders;

●	provisions, if any, granting special rights to holders upon the occurrence of specified events;

●	any addition or change to the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

●	any addition or change to the covenants set forth in the indenture, or described in this prospectus or any prospectus supplement with respect to such series of debt securities; and

●	any other terms of debt securities of such series (which terms will not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture, including those described in this prospectus or any prospectus supplement, with respect to such series).

We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the debt securities offered by such prospectus supplement.

We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as “original issue discount” securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax considerations applicable to original issue discount securities.

Except as may be described in any prospectus supplement, any future indenture or note purchase agreement will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the debt securities being offered.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, we will issue debt securities of any series that are registered securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, other than global securities, which may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee or at the location specified in a note purchase agreement or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States or, in the case of global securities, in accordance with the procedures of the depositary for such securities.

6

If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

●	to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

●	in any other lawful manner, all as the applicable indenture or note purchase agreement describes.

You may have your debt securities divided into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed. We call this an “exchange.”

You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered holders is called the “registrar.” The registrar will also perform transfers.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

We may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any other person (other than one of our direct or indirect wholly owned subsidiaries), and we may not permit any other person (other than one of our direct or indirect wholly owned subsidiaries) to consolidate with or merge into us, unless:

●	we are the surviving entity or, in case we consolidate with or merge into another person, the person formed by such consolidation or merger is, or in case we convey, transfer or lease all or substantially all of our properties and assets to any person, such acquiring person is, an entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all applicable debt securities issued under the applicable indenture and the performance or observance of every covenant of the applicable indenture on our part to be performed or observed;

●	immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of us or any of our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, in each case under the applicable indenture, has happened and is continuing; and

●	we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable indenture provisions described in this paragraph and that all conditions precedent provided for in the applicable indenture relating to such transaction have been complied with.

Events of Default and Related Matters

Events of Default. Unless otherwise described in a prospectus supplement, the term “event of default” for any series of debt securities means any of the following:

●	we do not pay the principal of or any premium on a debt security of that series when due;

●	we do not pay interest on a debt security of that series within 30 days after its due date;

●	we do not deposit any sinking fund payment for that series within 30 days after its due date;

●	we remain in breach of any other covenant of the applicable indenture (other than a covenant added to the indenture solely for the benefit of another series) for 60 days after we receive a notice of default specifying the breach and requiring that it be remedied. Only the trustee or holders of at least a majority in principal amount of outstanding debt securities of the affected series may send the notice;

●	we experience specified events of bankruptcy, insolvency or reorganization; or

●	any other event of default described in the applicable prospectus supplement occurs.

Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series may declare the entire principal

7

amount of all the debt securities of that series to be due and payable immediately. If an event of default occurs because we experience specified events of bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated and become immediately due and payable, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an “indemnity.” If reasonable indemnity is provided, the holders of not less than a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the applicable indenture or debt securities issued under such indenture, the following must occur:

●	you must give the trustee written notice that an event of default has occurred and is continuing;

●	the holders of at least a majority in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

●	the trustee must have not taken action for 60 days after receipt of the notice, request and offer of indemnity and must have not received from the holders of a majority in principal amount of all outstanding debt securities of the relevant series other conflicting directions within such 60 day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security after its due date.

Every year we will furnish to the trustee a written statement by certain of our officers certifying that, to their best knowledge, we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture or Note Purchase Agreement

Unless otherwise described in a prospectus supplement, there are three types of changes we can make to the indentures, note purchase agreements and our debt securities:

Changes Requiring Your Approval. First, we cannot make certain changes to the indentures, note purchase agreements and our debt securities without the approval of each holder of debt securities affected by the change. The following is a list of those types of changes:

●	change the stated maturity of the principal of, or interest on, a debt security;

●	reduce the principal of, or the rate of interest on, a debt security;

●	reduce the amount of any premium due upon redemption;

●	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

●	change the currency or place of payment on a debt security;

●	impair a holder’s right to sue for payment on or after the stated maturity of a debt security;

●	in the case of a subordinated debt security, modify the subordination provisions of such debt security in a manner that is adverse to the holders;

●	reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture;

●	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of an indenture or certain defaults and their consequences;

●	waive past defaults in the payment of principal of or premium, if any, or interest on the debt securities or in respect of any covenant or provision that cannot be modified or amended without the approval of each holder of the debt securities; or

●	modify any of the foregoing provisions.

Changes Requiring Majority Approval. Second, certain changes require the approval of holders of not less than a majority in principal amount of the outstanding debt securities of the affected series. We require the same majority vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under “— Changes Requiring Your Approval” without the consent of each holder of debt securities affected by the waiver.

8

Changes Not Requiring Approval. Third, certain changes do not require any approval of holders of debt securities. These include:

●	to evidence the assumption by a successor obligor of our obligations;

●	to add to our covenants for the benefit of holders of debt securities of all or any series or to surrender any right or power conferred upon us;

●	to add any additional events of default for the benefit of holders of all or any series of debt securities;

●	to add to or change any provisions necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

●	to add to, change or eliminate any of the provisions, so long as such addition, change or elimination does not apply to any debt security of any existing series of debt security entitled to the benefit of such provision or modify the rights of the holder of any such debt security with respect to such provision or such addition, change or elimination only becomes effective when there is no such security outstanding;

●	to add guarantees of or to secure all or any series of the debt securities;

●	to establish the forms or terms of debt securities of any series;

●	to evidence and provide for the acceptance of appointment of a successor trustee;

●	to cure any ambiguity, to correct or supplement any provision in the applicable indenture or note purchase agreement which may be defective or inconsistent with any other provision contained therein or to conform the terms of the indenture or note purchase agreement that are applicable to a series of debt securities to the description of the terms of such debt securities in the offering memorandum, prospectus supplement or other offering document applicable to such debt securities at the time of initial sale thereof;

●	to permit or facilitate the defeasance or satisfaction and discharge of debt securities of any series; provided that such action does not adversely affect the interests of any holder of debt securities in any material respect;

●	to prohibit the authentication and delivery of additional series of debt securities;

●	to add to or change or eliminate any provision as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

●	to comply with the rules of any applicable depositary; or

●	to change anything that does not adversely affect the interests of the holders of debt securities of any series in any material respect.

Further Details Concerning Approval. Debt securities are not considered outstanding, and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the applicable indenture or note purchase agreement, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. Debt securities are also not considered to be outstanding and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the applicable indenture or note purchase agreement if they have been fully defeased or discharged, as described below under “— Discharge, Defeasance and Covenant Defeasance — Discharge” or “— Full Defeasance.”

Discharge, Defeasance and Covenant Defeasance

Discharge. Unless otherwise described in a prospectus supplement, we may discharge our obligations to holders of any series of debt securities that have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, by depositing or causing to be deposited with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities of such series, including any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to such stated maturity or redemption date, as applicable.

Full Defeasance. Unless otherwise described in a prospectus supplement, we can, under particular circumstances, effect a full defeasance of any series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to pay those debt securities and deliver certain certificates and opinions to the trustee:

9

●	we must irrevocably deposit (or cause to be deposited), in trust, for the benefit of all direct holders of the debt securities of such series money or government obligations (or, in some circumstances, depository receipts representing such government obligations), or a combination thereof, that will provide funds in an amount sufficient to pay the debt securities of such series, including any premium and interest on the debt securities of such series at their stated maturity or applicable redemption date (a “government obligation” for these purposes means, with respect to any series of debt securities, securities that are not callable or redeemable at the option of the issuer thereof and are (1) direct obligations of the government that issued the currency in which such series is denominated (or, if such series is denominated in euros, the direct obligations of any government that is a member of the European Monetary Union) for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government); and

●	we must deliver to the trustee a legal opinion stating that the current U.S. federal income tax law has changed or an Internal Revenue Service, or IRS, ruling has been issued, in each case to the effect that holders of the outstanding debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of such full defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such full defeasance had not occurred.

Notwithstanding the foregoing, the following rights and obligations will survive full defeasance:

●	your right to receive payments from the trust when payments are due;

●	our obligations relating to registration and transfer of debt securities and lost or mutilated certificates; and

●	our obligations to maintain a payment office and to hold moneys for payment in trust.

Covenant Defeasance. Under current U.S. federal income tax law, we can make the same type of deposit described above with respect to a series of debt securities and be released from the obligations imposed by most of the covenants with respect to such series and provisions of the applicable indenture or note purchase agreement with respect to such series, and we may omit to comply with those covenants and provisions without creating an event of default. This is called “covenant defeasance.”

If we accomplish covenant defeasance, the following provisions of an indenture or a note purchase agreement and the debt securities of such series would no longer apply:

●	most of the covenants applicable to such series of debt securities and any events of default for failure to comply with those covenants;

●	any subordination provisions; and

●	certain other events of default as set forth in any prospectus supplement.

Conversion and Exchange Rights

The terms and conditions, if any, upon which the debt securities are convertible into or exchangeable for Common Stock or Preferred Stock, other debt securities or other property will be set forth in the applicable prospectus supplement. Such terms will include whether the debt securities are convertible into or exchangeable for Common Stock or Preferred Stock, other debt securities or other property, the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, whether conversion or exchange will be at the option of the holders, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such debt securities and any restrictions on conversion or exchange.

Subordination

We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

●	the indebtedness ranking senior to the debt securities being offered;

●	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

●	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and

●	provisions requiring holders of the debt securities being offered and any related guarantees to remit payments to holders of senior indebtedness.

Governing Law

Any future indentures or note purchase agreements and our debt securities issued thereunder will be governed by and construed in accordance with the laws of the State of New York.

10

DESCRIPTION OF CAPITAL STOCK

As of August 30, 2023, our authorized capital consisted of 190,000,000 shares of voting common stock, of which approximately 22,723,780 shares were issued and outstanding, and 10,000,000 shares of preferred stock, six shares of which were issued, outstanding and designated as Series A Voting Preferred.

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation and bylaws. You should read our certificate of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference herein. Please read “Where You Can Find More Information.”

Common Stock

Our outstanding shares of common stock are fully paid and nonassessable.

Voting Rights

The holders of shares of common stock are entitled to one vote per share on all matters to be voted on by the holders of our common stock, including the election of directors. Holders of common stock do not have cumulative voting rights with respect to the election of directors or as to any other matter to be voted upon by the holders of common stock. Our bylaws may be amended by:

•	our board of directors without the vote or consent of the holders of our common stock; or

•	by vote or consent of the holders of at least 65 percent of our issued and outstanding common stock and any voting preferred stock (other than our Series A Voting Preferred Stock), voting as a single class.

Dividend and Liquidation Rights

Subject to the rights of any then-outstanding shares of our preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors in its discretion from funds legally available. In the event of our liquidation, dissolution, or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to any preferential liquidation rights of any preferred stock that at the time may be outstanding. Our credit agreement limits the amount of cash dividends that we can pay on our common stock.

No Preemptive, Conversion or Redemption Rights

The holders of our common stock have no preemptive, subscription, conversion or redemption rights, and are not subject to further calls or assessments by us.  There are no sinking fund provisions applicable to our common stock.

Anti-Takeover Effects of Delaware Law and Provisions of our Certificate of Incorporation and Bylaws

Delaware law and our certificate of incorporation and bylaws contain provisions that may deter or render more difficult proposals to acquire control of our company, including proposals a stockholder might consider to be in his, her or its best interest, impede or lengthen a change in membership of the board of directors and make removal of our management more difficult.

Delaware Business Combination Statute

The General Corporation Law of the State of Delaware (the “DGCL”) provides certain restrictions on business combinations involving interested parties. Under the DGCL, a corporation may not engage in a business combination with any holder of 15 percent or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. Our board of directors could rely on this provision of the DGCL to prevent or delay an acquisition of us.

Advance Notice Provisions

Our bylaws contain advance notice requirements that our stockholders must meet before submitting proposals or director nominations to be considered at stockholder meetings. As more fully described in the bylaws, only such business may be conducted at a stockholder meeting as has been brought before the meeting by, or at the direction of, our board of directors or any committee thereof or by a stockholder who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. In addition, only persons who are nominated by, or at the direction of, our board of directors or any

11

committee thereof or who are nominated by a stockholder who has given timely written notice, in proper form, to our Secretary prior to a meeting at which directors are to be elected will be eligible for election to the board of directors.

To be timely, a stockholder’s notice regarding a proposal or director nomination to be brought before an annual meeting must be delivered to our Secretary:

•	not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is no more than 30 days in advance of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting; and

•	with respect to any other annual meeting, including in the event no annual meeting was held in the previous year, not later than the close of business on the later of the 90th day prior to the annual meeting and the 10th day following the day on which public disclosure is first given of the date of the annual meeting, and not earlier than the 120th day prior to the annual meeting.

If we call a special meeting of stockholders for the purpose of director elections, a stockholder’s notice of director nominations will be considered timely if the stockholder delivers the notice to our Secretary not later than the close of business on the later of the 90th day prior to the special meeting and the 10th day following the day on which public disclosure is first given of the date of the special meeting and of the nominees proposed by the board of directors, and not earlier than the close of business on the 120th day prior to the special meeting.

The bylaws also specify requirements as to the content of a stockholder’s notice.

In some instances, these provisions may preclude our stockholders from bringing proposals or making nominations for directors at stockholder meetings.

Removal of Directors

Our certificate of incorporation provides that any director may be removed with or without cause but only by the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors voting separately and as a single class.

Action by Stockholders Without a Meeting

Our certificate of incorporation provides that, except as otherwise provided in the terms of any outstanding shares of our preferred stock, stockholders may only take action by written consent without a meeting of stockholders two times in any calendar year.

Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called at any time only by our board of directors, either Co-Chairman of the board of directors or the President or by our Secretary upon the request from stockholders of record who own, in the aggregate, at least 20 percent of the voting power of our outstanding shares entitled to vote on the matter or matters to be brought before the special meeting. The only business that may be conducted at a special meeting of stockholders is that business specified in the notice of meeting.

Issuance of Preferred Stock

The Board is authorized to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the powers, designation, preferences and rights of each series and the qualifications, limitations or restrictions of each series, including:

•	the designation of the series and the number of shares to constitute the series;
•	the dividend rate of the series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative;
•	whether the shares of the series shall be subject to redemption by the Company and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

12

•	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series;
•	whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the Company, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;
•	the extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise;
•	the restrictions, if any, on the issue or reissue of any additional preferred stock; and
•	rights of the holders of the shares of the series upon the dissolution, liquidation, or winding up of the Company.

The prospectus supplement relating to any series of preferred stock we offer will include specific terms relating to the offering. The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified by the certificate of designation relating to the applicable series of preferred stock. You should read that document for provisions that may be important to you. We will include that document as an exhibit to a filing with the SEC in connection with an offering of preferred stock.

The authorized shares of preferred stock, as well as shares of common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by the rules of any stock exchange or automated quotation system on which our securities are listed or traded. If the approval of our stockholders is not required for the issuance of shares of preferred stock or common stock, the Board may determine not to seek stockholder approval.

Although the Board has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. The Board will make any determination to issue shares based on its judgment as to our best interests and the best interests of our stockholders. The Board, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt, including a tender offer or other transaction that some, or a majority of, our stockholders might believe to be in their best interests or that might result in stockholders receiving a premium for their stock over the then current market price of the stock.

Series A Voting Preferred Stock

As noted above, as of August 30, 2023, we have six shares of Series A Voting Preferred Stock issued and outstanding.  The Series A Voting Preferred Stock was issued in connection with the strategic investment in us by Energy Evolution (Master Fund), Ltd. (the “Fund”).  For so long as the Series A Voting Preferred Stock is outstanding, our board of directors will consist of six directors.  Three of the directors are designated as the Series A Directors and the three other directors (each, a “common director”) are elected by the holders of common stock and/or any preferred stock (other than the Series A Voting Preferred Stock) granted the right to vote on the common directors.  Any Series A Director may be removed with or without cause but only by the affirmative vote of the holders of a majority of the Series A Voting Preferred Stock voting separately and as a single class.  The holders of the Series A Voting Preferred Stock have the exclusive right, voting separately and as a single class, to vote on the election, removal and/or replacement of the Series A Directors.  Holders of common stock or other preferred stock have no right to vote on the Series A Directors.  The approval of the holders of the Series A Voting Preferred Stock, voting separately and as a single class, is required to authorize any resolution or other action to issue or modify the number, voting rights or any other rights, privileges, benefits or characteristics of the Series A Voting Preferred Stock, including without limitation, any action to modify the number, structure and/or composition of our current board of directors.

Our board of directors annually elects two of its members to serve as co-chairs of the board (each, a “Co-Chairman”).  One Co-Chairman of the board is elected by and from the common directors and the other Co-Chairman is elected by and from the Series A Directors (the “Series A Co-Chairman”).  In the case of any tie vote or deadlock of the board of directors, the Series A Co-Chairman has the deciding, tie breaking vote.

The Series A Voting Preferred Stock is held by Phil Mulacek, one of the principals of the Fund, as the Fund’s designee (the “Initial Holder”). Mr. Mulacek is also the Series A Co-Chairman.  The Series A Voting Preferred Stock may be transferred only to certain controlled affiliates of the Initial Holder (“Permitted Transferees”), and the voting rights of the Series A Voting Preferred Stock are contingent upon the Initial Holder and Permitted Transferees (collectively, the “Series A Holders”) holding together at least 3,000,000 shares of our outstanding common stock.

The Series A Holders have effective control of our board of directors for so long as the voting rights of the Series A Voting Preferred Stock remain in effect.

13

Supermajority Vote for Amendments to Our Certificate of Incorporation

Our certificate of incorporation provides that further amendments to the certificate of incorporation (other than to change our name or registered agent and office and except as otherwise expressly provided for in our certificate of incorporation) require majority approval of our entire board of directors and approval by the stockholders holding 80 percent of the common stock and preferred stock with applicable voting rights voting together as a single class. The holders of our common stock, however, are not entitled to vote on any modification or amendment of any certificate of designation if such certificate of designation grants or reserves that right to the holders of the preferred stock.

Certain Fundamental Transactions Require a Supermajority Stockholder Vote

Our bylaws provide that the following actions must be approved by the stockholders holding 80 percent of our outstanding common stock and preferred stock with applicable voting rights voting together as a single class:

•	a transaction in which any person becomes the beneficial owner of our securities representing 50 percent or more of the total voting power represented by our then outstanding voting securities;
•	a merger or consolidation in which we are a party and in which our equity holders before such merger or consolidation do not retain at least a majority of the beneficial interest in the voting equity interests of the entity that survives or results from such merger or consolidation;

•	a sale or disposition by us of all or substantially all of our assets, other than in the ordinary course of business; or

•	subject to certain exceptions as described in the bylaws, any transaction to sell, transfer, assign, pledge, collateralize, encumber and/or otherwise leverage the assets of or any portion of our equity ownership of Empire New Mexico LLC, d/b/a Green Tree New Mexico, LLC and Green Tree New Mexico.

Exclusive Forum

Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent to us or our stockholders;
•	any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or
•	any action asserting a claim governed by the internal affairs doctrine;

in each case, subject to the court having personal jurisdiction over the defendants.  If any action the subject matter of which is within the scope of this exclusive forum provision is filed in a court other than a court located with the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to:

•	the jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in such court to enforce this exclusive forum provision; and

•	having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.

In addition, our bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to this exclusive forum provision. This exclusive forum provision is intended to apply to claims arising under Delaware state law and is not intended to apply to claims arising under the Securities Act of 1933, as amended, or the Exchange Act.

14

Listing

Our common stock is listed on the NYSE American stock exchange under the symbol “EP.”

Transfer Agent and Registrar

Securities Transfer Corporation is transfer agent and registrar for our common stock.

15

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us as the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of preferred stock underlying such depositary share, to all the rights and preferences of the preferred stock underlying such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

Unless otherwise specified in this prospectus supplement, a holder of depositary shares is not entitled to receive the shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto or the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Depositary Shares

If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by another equitable method as may be determined by us.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds deposited by us with the depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date such funds are so deposited.

Voting

Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.

Amendment of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary, provided, however, that any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding.

16

Charges of Depositary

We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any exchange or redemption of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

We, or at our option, the depositary, will forward to the holders of depositary shares all reports and communications from us which we are required to furnish to the holders of preferred stock.

Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our duties thereunder and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary will be appointed by us within 60 days after delivery of the notice of resignation or removal. The deposit agreement may be terminated at our direction or by the depositary if a period of 90 days has expired after the depositary has delivered to us written notice of its election to resign and a successor depositary has not been appointed. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver preferred stock certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary shall deliver all books, records, certificates evidencing preferred stock, depositary receipts and other documents relating to the subject matter of the depositary agreement to us.

17

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock, depositary shares, purchase contracts or units that are registered pursuant to the registration statement to which this prospectus relates. We may issue warrants independently or together with other securities that are registered pursuant to the registration statement to which this prospectus relates. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

General

If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:

•	the offering price;
•	the title of the warrants;
•	the aggregate number of warrants offered;
•	the dates or periods during which the warrants can be exercised;
•	whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;
•	the designation and terms of any securities with which the warrants are issued;
•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;
•	any special tax implications of the warrants or their exercise;
•	any antidilution provisions of the warrants;
•	any redemption or call provisions applicable to the warrants; and
•	any other terms of the warrants.

Transfers and Exchanges

A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying securities.

Exercise

Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date.

After this time, unless we have extended the expiration date, the unexercised warrants will be void.

Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement, holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:

•	warrant certificates properly completed; and
•	payment of the exercise price.

As soon as practicable after the delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

18

No Rights of Security Holder Prior to Exercise

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or
•	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrant holder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

Title

We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

19

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock, preferred stock, depositary shares, other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the securityholders entitled to the subscription rights distribution;
•	the price, if any, for the subscription rights;
•	the exercise price payable for the common stock, preferred stock, depositary shares or other securities upon the exercise of the subscription right;
•	the number of subscription rights issued to each securityholder;
•	the amount of common stock, preferred stock, depositary shares or other securities that may be purchased per each subscription right;
•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;
•	the extent to which the subscription rights are transferable;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;
•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;
•	any applicable federal income tax considerations; and
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

20

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number, or amount, of securities at a future date or dates. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security covered by this prospectus, U.S. Treasury security or other U.S. government or agency obligation. The holder of the unit may be required to pledge the debt, preferred security, U.S. Treasury security or other U.S. government or agency obligation to secure its obligations under the purchase contract.

If purchase contracts are offered, the prospectus supplement will specify the material terms of the purchase contracts, the units and any applicable pledge or depository arrangements, including one or more of the following:

•	the stated amount that a holder will be obligated to pay under the purchase contract in order to purchase the underlying security;
•	the settlement date or dates on which the holder will be obligated to purchase the underlying security and whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which any early settlement would occur;
•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;
•	the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number, or amount, of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract;
•	whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security with an aggregate principal amount or liquidation amount equal to the stated amount;
•	the type of security, if any, that is pledged by the holder to secure its obligations under a purchase contract;
•	the terms of the pledge arrangement relating to the security, including the terms on which distributions or payments of interest and principal on the security will be retained by a collateral agent, delivered to us or be distributed to the holder; and
•	the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

21

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, debt securities, subscription rights, purchase contracts or any combination of such securities, including guarantees of non-convertible debt securities. The applicable prospectus supplement will describe:

•	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;
•	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

22

FOrmS OF SECURITIES

We may issue the debt securities, warrants, purchase contracts and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants.

Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by the global security beneficially owned by the participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities.

Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, note purchase agreement, warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, note purchase agreement, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for the global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, note purchase agreement, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, note purchase agreement, warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for any securities represented by a global security, or its nominee, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

23

If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

24

PLAN OF DISTRIBUTION

We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also sell our securities upon the exercise of subscription rights that may be distributed to security holders. We may use these methods in any combination.

We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or any related free writing prospectus, including:

•	the name or names of any underwriters, if any;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or any related free writing prospectus are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the New York Stock Exchange or any other organized market where the securities may be traded;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and
•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

By Underwriters

We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.
•	We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.
•	The underwriters will use this prospectus and the prospectus supplement to sell our securities.

We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

•	to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or

•	to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.

The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.

The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

25

By Dealers

We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.
•	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.
•	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

By Agents

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.
•	Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.
•	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.
•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.
•	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Direct Sales

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus (other than common stock) may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

26

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

27

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed on for us by Porter Hedges LLP, Houston, Texas.  Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The audited financial statements as of and for the year ended December 31, 2022, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Empire Petroleum Corporation (the “Company”) as December 31, 2021 and for the year then ended, incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2022, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The information included herein regarding estimated quantities of proved reserves of the Company, the future net revenues from those reserves and their present value as of December 31, 2022 and 2021, are based on the proved reserves report prepared by Cawley, Gillespie & Associates, Inc. These estimates are included herein in reliance upon the authority of such firm as an expert in these matters.

28

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee		$38,570
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Printing and engraving expenses	$	*
Miscellaneous	$	*
Total	$	*

(*)	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate to incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15.	Indemnification of Directors and Officers.

The general effect of the following is to provide indemnification to officers, directors and control persons for liabilities that may arise by reason of their status as officers, directors or control persons, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of assets or transactions from which the officer, director or control person derived an improper benefit.

Delaware General Corporation Law

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Registrant’s certificate of incorporation provides that the Registrant will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the Registrant’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit

29

or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant’s best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Registrant’s certificate of incorporation provides that the Registrant will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of the Registrant to procure a judgment in the Registrant’s favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the Registrant’s request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by the Registrant against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

The Registrant maintains a general liability insurance policy that covers certain liabilities of the Registrant’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Delaware Limited Liability Company Act

Section 18-108 of the Delaware Limited Liability Company Act, or the Delaware LLC Act, provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.  The limited liability company agreements of each of Empire Louisiana LLC, Empire ND Acquisition LLC, Empire New Mexico LLC, Empire North Dakota LLC, Empire Northwest Shelf LLC and Empire Texas LLC provide that the company shall indemnify the members, officers, employees, agents and representatives to the fullest extent permitted by the Delaware LLC Act.

Texas Business Organizations Code

Pursuant to Section 1.106 of the Texas Business Organizations Code (the “TBOC”), the indemnification provisions set forth in the TBOC are applicable to most entities established in the state of Texas, including corporations, limited liability partnerships and limited partnerships. Under Section 8.002 of the TBOC, unless a Texas limited liability company adopts the general indemnification provisions of the TBOC, described below, those provisions are not applicable to a Texas limited liability company.

Pursuant to Section 8.051 of the TBOC, an enterprise must indemnify a governing person, former governing person or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person was a respondent because such person is or was a governing person if such person is wholly successful, on the merits or otherwise, in the defense of the proceeding. Pursuant to Sections 8.101 and 8.102 of the TBOC, any governing person, former governing person or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by the person in connection with a proceeding, in which such person was a respondent if it is determined, in accordance with Section 8.103 of the TBOC, that: (i) the person (a) acted in good faith, (b) reasonably believed (1) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests and (2) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, (c) in the case of a criminal proceeding, such person did not have a reasonable cause to believe that the person’s conduct was unlawful, (ii) with respect to expenses, the amount of expenses other than a judgment is reasonable and (iii) the indemnification should be paid. Indemnification of a person who is found to be liable to the enterprise is limited to reasonable expenses actually incurred by the person in connection with the proceeding and excludes judgments, penalties or fines. However, there are circumstances in which such indemnification is prohibited entirely. Pursuant to Section 8.105 of the TBOC, an enterprise may indemnify an officer, employee or agent to the same extent that indemnification is required under the TBOC for a governing person or as provided by the enterprise’s governing documents, general or specific action of the enterprise’s governing authority, contract or by other means.

The limited liability company agreements of Empire Texas GP LLC and Empire Texas Operating LLC provide that the company shall indemnify the members, officers, employees, agents and representatives to the fullest extent permitted by the applicable limited liability company provisions of the TBOC.

30

The limited partnership agreements of Pardus Oil & Gas Operating, LP provides that the partnership shall indemnify its general partner, its affiliates, and their respective officers, managers, members, partners, employees, and agents against any claim, loss, damage, liability, or expense (including, reasonable attorneys' fees, court costs, and costs of investigation and appeal) suffered or incurred by any such indemnitee by reason of, arising from, or relating to the operations, business, or affairs of, or any action taken or failure to act on behalf of, the partnership, the general partner, or any of their respective affiliates, except to the extent any of the foregoing is determined by final, nonappealable order of a court of competent jurisdiction to have been primarily caused by the gross negligence, willful misconduct, or bad faith of the person claiming indemnification.

Item 16.	Exhibits.

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement.*

2.1	Purchase and Sale Agreement dated as of April 6, 2020, by and between Pardus Oil & Gas, LLC and Pardus Oil & Gas Operating GP, LLC and Empire Texas LLC (incorporated herein by reference to Exhibit 2.1 to the Company’s Form 8-K dated April 6, 2020, which was filed on April 10, 2020).

2.2	Purchase and Sale Agreement dated as of March 12, 2021, by and between Empire New Mexico LLC and XTO Holdings, LLC (incorporated herein by reference to Exhibit 2.1 to the Company’s Form 8-K dated May 14, 2021, which was filed on May 17, 2021).

3.1

Amended and Restated Certificate of Incorporation of Empire Petroleum Corporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K dated March 4, 2022, which was filed on March 9, 2022).

3.2

Certificate of Designation of Series A Voting Preferred Stock of Empire Petroleum Corporation (incorporated herein by reference to Exhibit 3.2 to the Company’s Form 8-K dated March 4, 2022, which was filed on March 9, 2022).

3.3	Amended and Restated Bylaws of Empire Petroleum Corporation (incorporated herein by reference to Exhibit 3.3 to the Company’s Form 8-K dated March 4, 2022, which was filed on March 9, 2022).
4.1	Description of the Common Stock of Empire Petroleum Corporation (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 10-K for the fiscal year ended December 31, 2021, which was filed on March 31, 2022).

4.2	Senior Secured Convertible Note due December 31, 2021 (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K dated May 14, 2021, which was filed on May 20, 2021).

4.3	Common Share Warrant Certificate No. Energy Evolution-1 dated May 14, 2021 (incorporated herein by reference to Exhibit 4.2 to the Company’s Form 8-K dated May 14, 2021, which was filed on May 20, 2021).

4.4	Form of Unsecured Convertible Note due May 9, 2022 (incorporated herein by reference to Exhibit 4.3 to the Company’s Form 8-K dated May 14, 2021, which was filed on May 20, 2021).

4.5	Form of Senior Indenture.**

4.6	Form of Subordinated Indenture. **

4.7	Form of Senior Debt Security (included in Exhibit 4.5).**

4.8	Form of Subordinated Debt Security (included in Exhibit 4.6).**
4.9	Form of Note Purchase Agreement.*

4.10	Form of Warrant Agreement, including form of Warrant.*

4.11	Form of Subscription Rights Agreement and Form Subscription Rights Certificate.*

4.12	Form of Purchase Contract.*

4.13	Form of Unit Agreement.*

4.14	Form of Pledge Agreement.*

4.15	Form of Deposit Agreement.*

4.16	Form of Depositary Share.*

31

4.17	Form of Guarantee.*

5.1	Opinion of Porter Hedges LLP with respect to legality of the securities, including consent.**

23.1	Consent of Grant Thornton LLP.**

23.2	Consent of Moss Adams LLP.**
23.3	Consent of Cawley, Gillespie & Associates, Inc.**
23.4	Consent of Porter Hedges LLP (included in Exhibit 5.1).**

24.1	Power of Attorney (contained in signature pages).
107	Filing Fee Exhibit.**

_____________________

*	Empire will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement or note purchase agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any depositary shares, warrants, subscription rights, purchase contracts or units, (iii) any additional required opinion of counsel to Empire as to the legality of the securities offered hereby or (iv) any required opinion of counsel to Empire as to certain tax matters relative to securities offered hereby.
**	Filed herewith.

Item 17.	Undertakings.

(a)           The undersigned registrants hereby undertake:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrants are relying on Rule 430B:

(A) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

32

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)           The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

33

(d)           The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

34

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, State of Oklahoma, on September 1, 2023.

Empire Petroleum Corporation

By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of Empire Petroleum Corporation hereby, severally constitute and appoint Michael R. Morrisett and Stephen L. Faulkner, or each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Empire Petroleum Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Morrisett	Chief Executive Officer, President and Director	September 1, 2023
Michael R. Morrisett	(Principal Executive Officer)

/s/ Stephen L. Faulkner, Jr.	Chief Financial Officer and Chief Accounting Officer	September 1, 2023
Stephen L. Faulkner, Jr.	(Principal Financial Officer and Principal Accounting Officer)

/s/ Phil E. Mulacek	Director and Chairman of the Board	September 1, 2023
Phil E. Mulacek

/s/ Andrew L. Lewis	Director	September 1, 2023
Andrew L. Lewis

/s/ Mason H. Matschke	Director	September 1, 2023
Mason H. Matschke

/s/ Ben J. Marchive II	Director	September 1, 2023
Ben J. Marchive II

/s/ J. Kevin Vann	Director	September 1, 2023
J. Kevin Vann

35

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, State of Oklahoma, on September 1, 2023.

Empire Louisiana LLC

By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President, Chief Executive Officer and Secretary

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Morrisett	Chief Executive Officer, President and Secretary	September 1, 2023
Michael R. Morrisett	(Principal Executive Officer)

/s/ Stephen L. Faulkner	Chief Financial Officer and Treasurer	September 1, 2023
Stephen L. Faulkner	(Principal Financial and Accounting Officer)

36

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, State of Oklahoma, on September 1, 2023.

Empire ND Acquisition LLC

By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President, Chief Executive Officer and Secretary

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Morrisett	Chief Executive Officer, President and Secretary	September 1, 2023
Michael R. Morrisett	(Principal Executive Officer)

/s/ Stephen L. Faulkner	Chief Financial Officer and Treasurer	September 1, 2023
Stephen L. Faulkner	(Principal Financial and Accounting Officer)

37

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, State of Oklahoma, on September 1, 2023.

Empire New Mexico LLC

By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President, Chief Executive Officer and Secretary

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Morrisett	Chief Executive Officer, President and Secretary	September 1, 2023
Michael R. Morrisett	(Principal Executive Officer)

/s/ Stephen L. Faulkner	Chief Financial Officer and Treasurer	September 1, 2023
Stephen L. Faulkner	(Principal Financial and Accounting Officer)

38

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, State of Oklahoma, on September 1, 2023.

Empire north dakota LLC

By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President, Chief Executive Officer and Secretary

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Morrisett	Chief Executive Officer, President and Secretary	September 1, 2023
Michael R. Morrisett	(Principal Executive Officer)

/s/ Stephen L. Faulkner	Chief Financial Officer and Treasurer	September 1, 2023
Stephen L. Faulkner	(Principal Financial and Accounting Officer)

39

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, State of Oklahoma, on September 1, 2023.

Empire Northwest shelf LLC

By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President, Chief Executive Officer and Secretary

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Morrisett	Chief Executive Officer, President and Secretary	September 1, 2023
Michael R. Morrisett	(Principal Executive Officer)

/s/ Stephen L. Faulkner	Chief Financial Officer and Treasurer	September 1, 2023
Stephen L. Faulkner	(Principal Financial and Accounting Officer)

40

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, State of Oklahoma, on September 1, 2023.

Empire texas LLC

By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President, Chief Executive Officer and Secretary

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Morrisett	Chief Executive Officer, President and Secretary	September 1, 2023
Michael R. Morrisett	(Principal Executive Officer)

/s/ Stephen L. Faulkner	Chief Financial Officer and Treasurer	September 1, 2023
Stephen L. Faulkner	(Principal Financial and Accounting Officer)

41

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, State of Oklahoma, on September 1, 2023.

Empire texas gp LLC

By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President, Chief Executive Officer and Secretary

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Morrisett	Chief Executive Officer, President and Secretary	September 1, 2023
Michael R. Morrisett	(Principal Executive Officer)

/s/ Stephen L. Faulkner	Chief Financial Officer and Treasurer	September 1, 2023
Stephen L. Faulkner	(Principal Financial and Accounting Officer)

42

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, State of Oklahoma, on September 1, 2023.

Empire texas operating LLC

By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President, Chief Executive Officer and Secretary

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Morrisett	Chief Executive Officer, President and Secretary	September 1, 2023
Michael R. Morrisett	(Principal Executive Officer)

/s/ Stephen L. Faulkner	Chief Financial Officer and Treasurer	September 1, 2023
Stephen L. Faulkner	(Principal Financial and Accounting Officer)

43

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, State of Oklahoma, on September 1, 2023.

pardus oil & gas operating lp

By:	Empire Texas GP LLC, its general partner

By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President, Chief Executive Officer and Secretary

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Morrisett	Chief Executive Officer, President and Secretary	September 1, 2023
Michael R. Morrisett	(Principal Executive Officer)

/s/ Stephen L. Faulkner	Chief Financial Officer and Treasurer	September 1, 2023
Stephen L. Faulkner	(Principal Financial and Accounting Officer)

44

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, State of Oklahoma, on September 1, 2023.

Empire EMSU LLC

By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President, Chief Executive Officer and Secretary

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Morrisett	Chief Executive Officer, President and Secretary	September 1, 2023
Michael R. Morrisett	(Principal Executive Officer)

/s/ Stephen L. Faulkner	Chief Financial Officer and Treasurer	September 1, 2023
Stephen L. Faulkner	(Principal Financial and Accounting Officer)

45

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, State of Oklahoma, on September 1, 2023.

Empire emsu-B LLC

By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President, Chief Executive Officer and Secretary

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Morrisett	Chief Executive Officer, President and Secretary	September 1, 2023
Michael R. Morrisett	(Principal Executive Officer)

/s/ Stephen L. Faulkner	Chief Financial Officer and Treasurer	September 1, 2023
Stephen L. Faulkner	(Principal Financial and Accounting Officer)

46

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, State of Oklahoma, on September 1, 2023.

Empire agu LLC

By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President, Chief Executive Officer and Secretary

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Morrisett	Chief Executive Officer, President and Secretary	September 1, 2023
Michael R. Morrisett	(Principal Executive Officer)

/s/ Stephen L. Faulkner	Chief Financial Officer and Treasurer	September 1, 2023
Stephen L. Faulkner	(Principal Financial and Accounting Officer)

47

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, State of Oklahoma, on September 1, 2023.

Empire NM Assets LLC

By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President, Chief Executive Officer and Secretary

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Morrisett	Chief Executive Officer, President and Secretary	September 1, 2023
Michael R. Morrisett	(Principal Executive Officer)

/s/ Stephen L. Faulkner	Chief Financial Officer and Treasurer	September 1, 2023
Stephen L. Faulkner	(Principal Financial and Accounting Officer)

48